CANANDAIGUA NATIONAL CORPORATION
72 South Main Street
Canandaigua, NY 14424

February 7, 2007

Dear Fellow Shareholder:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of Canandaigua National Corporation. Because of renovations at our Main Office, our annual meeting will be held at The Inn on the Lake, 770 South Main Street, Canandaigua, NY, on Wednesday, March 14, 2007, at 1:00 p.m.

Shareholders will elect four Class 3 Directors for terms of three years. Information about the nominees can be found in the attached proxy statement.

Whether or not you presently plan to attend the meeting, please indicate your vote by using the enclosed proxy card. You may withdraw your proxy if you attend the meeting and wish to vote in person.

I urge you to vote for the election of all four nominees.

/s/George W. Hamlin, IV
George W. Hamlin, IV
President and CEO

CANANDAIGUA NATIONAL CORPORATION
72 South Main Street
Canandaigua, NY 14424

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	1:00 p.m., Eastern Standard Time, on Wednesday, March 14, 2007

PLACE	The Inn on the Lake
770 South Main Street
Canandaigua, NY 14424

ITEMS OF BUSINESS	(1) To elect four Class 3 Directors for a term of three (3) years and until their successors have been elected and qualified.

(2) To transact such other business as may properly come before the meeting and any adjournments thereof.

RECORD DATE	Holders of the Common Stock of record at 5:00 p.m., on January 10, 2007, are entitled to vote at the meeting.

VOTING

It is important that your shares be represented and voted at the meeting. You can vote your shares by proxy by using the following method: mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope furnished for that purpose. Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the Annual Meeting of Shareholders. Any shareholder present at the meeting may withdraw his or her proxy and vote personally on any matter brought before the meeting.

February 7, 2007

/s/Robert G. Sheridan
Robert G. Sheridan
Secretary

CANANDAIGUA NATIONAL CORPORATION
72 South Main Street
Canandaigua, NY 14424 (585) 394-4260

PROXY STATEMENT Annual Meeting of Shareholders Wednesday, March 14, 2007

This Proxy Statement is being mailed to holders of common stock in connection with solicitation of proxies by the Board of Directors of Canandaigua National Corporation (the "Corporation") for use at the Annual Meeting of Shareholders to be held Wednesday, March 14, 2007, at 1:00 p.m., at the Inn on the Lake, 770 South Main Street, Canandaigua, NY 14424 and any adjournment thereof. Each proxy that is properly executed and returned will be voted at the meeting and, if a choice is specified therein, will be voted in accordance with the specification made. If no choice is specified, it will be voted in favor of the proposals set forth in the notice enclosed with this Proxy Statement.

SHAREHOLDERS ENTITLED TO VOTE AND REVOCATION OF PROXIES

Only shareholders of record as of the close of business on January 10, 2007, are entitled to notice of, and to vote at, the Annual Meeting. On that date, there were outstanding and entitled to vote 476,600 shares of common stock. Each share of common stock is entitled to one vote. A quorum will consist of the holders of not less than a majority of the shares entitled to vote, present either in person or by proxy. Any proxy may be revoked by the person giving it at any time prior to its exercise by giving written notice of revocation to Robert G. Sheridan, Secretary, prior to the vote at the meeting, by submitting a proxy with a later date, or by voting in person at the meeting.

If your shares are registered in your name on the Corporation's stock records, you are considered the shareholder of record with respect to those shares. As the shareholder of record, you have the right to vote your shares in person or by proxy at the Annual Meeting. The Corporation has sent its proxy materials directly to you, including a proxy card for you to use. If you hold shares of common stock through an account with a broker, bank, or other nominee rather than directly in your own name, then your broker, bank, or other nominee is considered the shareholder of record, and you are considered the beneficial owner of these shares. The Corporation has supplied copies of its proxy materials for its 2007 Annual Meeting to the broker, bank, or other nominee holding your shares of record, and they have the responsibility to send these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your shares at the Annual Meeting. The broker, bank, or other nominee that is the shareholder of record for your shares is obligated to provide you with a voting instruction card for you to use for this purpose.

VOTING PROCEDURES AND METHOD OF COUNTING VOTES

The holders of a majority in interest of all common stock issued, outstanding and entitled to vote are required to be present in person or to be represented by proxy at the meeting in order to constitute a quorum for transaction of business. Directors are elected by a plurality of the votes cast by shareholders entitled to vote in the election. Proxies indicating abstentions and broker non-votes are counted as present for quorum purposes but are not counted for or against the election of directors.

This Proxy Statement and the accompanying proxy are being mailed by first-class mail on or about February 20, 2007. All expenses incurred in connection with the solicitation of proxies will be borne by the Corporation.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below, as of January 10, 2007, is the name and address of each person who owns of record or who is known by the Board of Directors to be the beneficial owner ("beneficial ownership" as used in this Proxy Statement is defined in Rule 13d-3 under the Securities Exchange Act of 1934, the "Exchange Act") of more than 5% of the Corporation's outstanding common stock, the number of shares beneficially owned, and the percentage of the Corporation's outstanding common stock so owned.

	Common Stock	Percentage of Common Stock
George W. Hamlin, IV, Director, President and Chief Executive Officer 72 South Main Street, Canandaigua, NY	29,676 Shares	6.23%

The Canandaigua National Bank and Trust Company held in various fiduciary capacities 72 South Main Street, Canandaigua, NY	40,986 Shares	8.60%

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STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 10, 2007, the amount and percentage of the common stock of the Corporation beneficially owned by each Director and each executive officer.

Name and Address	Shares of Common Stock Owned[1]	Options Exercisable	Total	Total Percent of Class
Patricia A. Boland, Director Canandaigua, NY	150	-	150	0.03%
James S. Fralick, Director Canandaigua, NY	300	-	300	0.06%
Daniel P. Fuller, Director Canandaigua, NY	655	-	655	0.14%
Frank H. Hamlin, III, Director Canandaigua, NY	1,030	-	1,030	0.22%
George W. Hamlin, IV, Director, President and Chief Executive Officer Canandaigua, NY	19,438	10,238	29,676	6.23%
Stephen D. Hamlin, Director Canandaigua, NY	7,375	-	7,375	1.55%
Richard P. Miller, Jr., Director Oneonta, NY	30	-	30	0.01%
Thomas S. Richards, Director Rochester, NY	100	-	100	0.02%
Robert G. Sheridan, Director and Secretary Canandaigua, NY	224	4,266	4,490	0.94%
Caroline C. Shipley, Director Canandaigua, NY	563	-	563	0.12%
Sue S. Stewart, Director Victor, NY	110	-	110	0.02%
Alan J. Stone, Director Honeoye, NY	14,326	-	14,326	3.01%
Lawrence A. Heilbronner, Senior Vice President and Chief Financial Officer Rochester, NY	235	207	442	0.09%
Gregory S. MacKay, Senior Vice President Canandaigua, NY	350	1,746	2,096	0.44%
Steven H. Swartout, Esq., Senior Vice President and General Counsel Canandaigua, NY	339	207	546	0.11%
The Canandaigua National Bank and Trust Company held in various fiduciary capacities	40,986	-	40,986	8.60%
All Directors and executive officers as a group (15 individuals) and fiduciary capacities	86,211	16,664	102,875	21.59%

1 Includes shares held directly, as well as shares held jointly with family members, and shares held in retirement accounts, in a fiduciary capacity, by certain of the individual's family members, or held by trusts of which the individual is a trustee or substantial beneficiary, with respect to which shares the individual may be deemed to have sole or shared voting or investment powers, and shares which may be acquired under option agreements as defined in Rule 13d-3.

As of January 10, 2007, the Trust Department of The Canandaigua National Bank and Trust Company ("the Bank") held in various fiduciary capacities 155,678 shares or 32.66%, of the outstanding shares. The Trust Department of the Bank has the power to vote 40,986 shares, or 8.60%, of the outstanding shares. These shares are included within the total set forth in the table above.

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PROPOSAL 1

ELECTION OF DIRECTORS

The number of Directors to be elected at the 2007 Annual Meeting is four. If elected, Class 3 Directors will hold office for three years and until their successors are elected and qualified. The Board of Directors has nominated as Directors, and recommends the election of the four persons listed below as Class 3 Directors. Nominee Robert G. Sheridan is a member of the present Board and was first elected by the shareholders at the Annual Meeting held in 1992. Nominee Patricia Boland is a member of the present Board and was first elected by the shareholders at the Annual Meeting held in 1986. Nominee Alan J. Stone is a member of the present Board and was first elected by the shareholders at the Annual Meeting held in 1986. Nominee Richard P. Miller, Jr., is a member of the present Board and was first appointed by the Board in 1998. Each nominee has consented to be named in this Proxy Statement and to serve if elected. If at the time of the Annual Meeting any of them becomes unavailable for election, the proxies may exercise discretionary authority to vote for substitutes proposed by the Board of Directors. Management has no reason to believe that any substitute nominees will be required.

The Board of Directors recommends a vote FOR the election of all four nominees.

INFORMATION ON DIRECTORS AND NOMINEES

Incumbent Class 3 Directors - Term Expiring 2007

		Year First Elected or
		Appointed to:
Name	Age	Corporation	Bank	Principal Occupation

Patricia A. Boland	71	1986	1986	Retired Educator; Retired Mayor, City of Canandaigua President, Granger Homestead Society Board of Trustees Chairperson, Granger Homestead Society Education Committee

Richard P. Miller, Jr.	63	1998	1998

President, Hartwick College 2003 - present;
Vice Chancellor & Chief Operating Officer, State University of New York 2000 - 2003;
Senior Vice President & Chief Operating Officer, University of Rochester 1996 - 2000

Robert G. Sheridan	58	1992	1992	Senior Vice President and Cashier, The Canandaigua National Bank and Trust Company 1989 - present; President, CNB Mortgage Company 2002 - present Trustee, Granger Homestead Society

Alan J. Stone	66	1986	1986

Director, Stone Construction Equipment, Inc. 1969 - present;
Managing Member, Stone Family Properties 1986 - present;
Member, City Mini Storage 1999 - present;
Chairman of the Board, Canandaigua National Corporation 1994 - 2004
CEO, Stone Construction Equipment, Inc. 1969 - 1986.

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Class 2 Directors - Term Expiring 2008

		Year First Elected or
		Appointed to:
Name	Age	Corporation	Bank	Principal Occupation

James S. Fralick	64	1998	1998	Chairman of the Board, Canandaigua National Corporation 2004 - present; Adjunct Professor, Economics, Syracuse University 1998 - 2003; Retired Executive Director, Morgan Stanley & Co.1983 - 1997

Daniel P. Fuller	56	1996	1996	President and General Manager, Bristol Mountain Ski Resort December 1984 - present; General Manager, Roseland Waterpark 2003 - present

Stephen D. Hamlin	70	1984	1973	Retired cultural leader; Chief Executive Officer, Sonnenberg Gardens, February 1996-2000 Vice President, Schlegel Corp. 1963 - 1984

Thomas S. Richards	63	2004	2004

Corporation Counsel, City of Rochester January 1, 2006 - present;
Chairman, President and Chief Executive Officer, RGS Energy Group, Inc., and Rochester Gas and Electric Corporation 1998 - 2002
Trustee, University of Rochester
Trustee, Rochester Institute of Technology

Class 1 Directors - Term Expiring 2009

		Year First Elected or
		Appointed to:
Name	Age	Corporation	Bank	Principal Occupation

Frank H. Hamlin, III	34	2004	2004	Attorney, June 2002 - present Partner, Jones, Parks & Hamlin 2001-2002 Legal Aide, Office of New York State Attorney General 1999 - 2000 Member, Ontario County Bar Association 2001- present

George W. Hamlin, IV	65	1984	1979

President, CEO and Trust Officer, The Canandaigua National Bank and Trust Company 1979 - present;
Director of the Federal Reserve Bank of New York 1997 - 2002;
Chairman, Thompson Health System;
Chairman, Eastman School of Music;
Director, University of Rochester Medical Center;
Director, Center for Governmental Research;
Chair, Investment Committee - Monroe Fund
Director, New York Wine and Culinary Center

Caroline C. Shipley	67	1984	1984	Retired; Treasurer, First Congregational Church; Treasurer, Ontario Children's Foundation; Member, Canandaigua City School District Board of Education 1979 - present

Sue S. Stewart	64	2000	2000

Vice President and General Counsel, University of Rochester 2003 - present.
Partner, Nixon, Peabody, LLP 1978 - 2001 Managing Partner Rochester Office 1998 - 2000

Director, United Way of Greater Rochester

Chair and Treasurer, National Center for Education and the Economy

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TRANSACTIONS WITH CERTAIN RELATED PERSONS

The family relationships between the above-named Directors are as follows: Frank H. Hamlin, III is the son of George W. Hamlin, IV. Stephen D. Hamlin is the first cousin of George W. Hamlin, IV.

George W. Hamlin, IV is the beneficial owner of a 75 percent interest in Canandaigua Aircraft, LLC which is unaffiliated with Canandaigua National Corporation. From time to time, The Canandaigua National Bank and Trust Company charters a plane from Canandaigua Aircraft, LLC for business use by Mr. Hamlin, the Named Executive Officers, and other employees for time-critical business trips that could not easily be accommodated by commercial airline services. In 2006, the Bank paid Canandaigua Aircraft, LLC $45,535.89 for charter services. Use of the aircraft and payments were approved by our Board of Directors and, based upon a competitive analysis of comparable leased aircraft, our Board of Directors determined that the amounts billed for our use of the aircraft were at or below market rates for the charter of similar aircraft.

Directors and executive officers of the Corporation and their associates are, as they have been in the past, customers of, and have had financial transactions with, The Canandaigua National Bank and Trust Company, and additional transactions may be expected to occur in the future between such persons and the bank or other subsidiaries of the Corporation. Any loans from The Canandaigua National Bank and Trust Company to such persons and their associates outstanding at any time since the beginning of 2006 were made, in accordance with Federal Reserve Board Regulation O, in the ordinary course of business of the bank and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers of the Bank, and did not involve more than normal risk of collection or present other unfavorable features.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Corporation's directors and executive officers, and persons who own more than ten percent of the Corporation's common stock, to file with the Securities and Exchange Commission (SEC) initial reports of ownership and reports of changes in ownership of Common Stock. Executive officers, directors, and greater than ten percent shareholders are required by the rules of the SEC to furnish the Corporation with copies of all Section 16(a) forms they file. Except for the late filing disclosure set forth below, to the Corporation's knowledge, based solely on a review of copies of such reports furnished to the Corporation or written representations that no reports were required, the Corporation believes that the filing requirements of Section 16(a) were satisfied by its Directors and Officers except for the following reports: an exercise of options to purchase 605 shares of common stock on May 19, 2006, by Gregory S. MacKay, and a redemption by the Corporation of 605 shares of common stock from Gregory S. MacKay on December 13, 2006, pursuant to the terms of the Corporation's incentive stock option plan approved by the shareholders. Gregory S. MacKay filed a Form 4 for each transaction on January 31, 2007; a redemption by the Corporation of 323 shares of common stock from Robert G. Sheridan on August 11, 2006, pursuant to the terms of the Corporation's incentive stock option plan approved by the shareholders, and a redemption by the Corporation of 326 shares of common stock from Robert G. Sheridan on December 28, 2006, pursuant to the terms of the Corporation's incentive stock option plan approved by the shareholders. Robert G. Sheridan filed a Form 4 for each transaction on January 31, 2007.

CORPORATE GOVERNANCE

The business of the Corporation, property and affairs are managed under the direction of our Board of Directors. Members of our Board are kept informed of our business through discussions with our President and Chief Executive Officer and other officers, by reviewing reports and other materials provided to them, by visiting our offices and by participating in meetings of the Board and its Committees. The Board of Directors is committed to employing good business practices, transparency in financial reporting and the highest level of corporate governance.

The Directors of the Corporation and the Directors of The Canandaigua National Bank and Trust Company are the same people. The Corporation has an Audit Committee, but does not have standing Compensation or Nominating Committees. These functions are performed by committees of the Board of The Canandaigua National Bank and Trust Company.

The Board of Directors of the Corporation held seven meetings during 2006. The Board of Directors of The Canandaigua National Bank and Trust Company held 12 meetings during 2006. No incumbent Director of the Corporation attended fewer than 75% of the aggregate of all the meetings of the Board of Directors and the Committees of which they were members except Thomas S. Richards, who attended three of five scheduled meetings of the Audit Committee. Directors are encouraged to attend the Annual Meeting of Shareholders. All Directors who were serving at the time of the prior year's annual meeting attended the meeting.

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COMMITTEES OF THE BOARD OF DIRECTORS

The following chart shows the composition of the committees of the Board of Directors, the number of meetings held by each committee during 2006, and which directors are "independent" as defined by applicable listing standards of the Marketplace Rules of the NASDAQ Global Market and the Securities and Exchange Commission. The Audit Committee of the Board is composed exclusively of independent directors.

Director	Independent	Executive (12 meetings)	Audit/Examining (5 meetings)	Nominating/Corporate Governance (6 meetings)	Compensation (8 meetings)
Patricia A. Boland	X		X	Chair
James S. Fralick	X	Chair			X
Daniel P. Fuller	X	X			Chair
Frank H. Hamlin, III
George W. Hamlin, IV		X		X	X (non-voting)
Stephen D. Hamlin	X		X
Richard P. Miller, Jr.	X			X	X
Thomas S. Richards	X		X	X
Robert G. Sheridan		X
Caroline C. Shipley	X	X	Chair	X	X
Sue S. Stewart	X			X
Alan J. Stone	X				X
DIRECTORS' COMPENSATION

For the years 2006 and 2005, no compensation was paid to members of the Board of Directors of Canandaigua National Corporation. Directors of The Canandaigua National Bank and Trust Company are paid an annual cash retainer of $3,500. For the year 2006, the Chairman of the Board of Directors of The Canandaigua National Bank and Trust Company was paid in cash at the rate of $1,300 per meeting attended and the remaining members, including employee-directors, were paid in cash at the rate of $1,050 per meeting attended.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Patricia A. Boland	$20,250	$20,250
James S, Fralick	$37,650	$37,650
Daniel P. Fuller	$31,850	$31,850
Frank H. Hamlin, III	$26,900	$26,900
George W. Hamlin, IV	$35,300	$35,300
Stephen D. Hamlin	$24,300	$24,300
Richard P. Miller Jr.	$20,800	$20,800
Thomas S. Richards	$19,700	$19,700
Robert G. Sheridan	$35,300	$35,300
Caroline C. Shipley	$36,150	$36,150
Sue S. Stewart	$15,800	$15,800
Alan J. Stone	$24,700	$24,700
Total	$328,700	$328,700
NOMINATING AND GOVERNANCE COMMITTEE

The Nominating and Governance Committee consists of six Directors, five of whom are independent under the NASDAQ listing standards, not employees of The Canandaigua National Bank and Trust Company, and who are appointed by the Board of Directors each year. The Committee has adopted the independence standard required of NASDAQ listed companies. Members of the Committee are as follows:

Patricia A. Boland	Richard P. Miller, Jr.	Thomas S. Richards
Sue S. Stewart	Caroline C. Shipley	George W. Hamlin, IV

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The Nominating and Governance Committee met one time during 2006 to determine personal and professional qualifications for Board of Director candidates. A current copy of the Charter of the Nominating and Governance Committee is available for review on the Corporation's website at www.cnbank.com. The Committee reviews the qualifications of and interviews candidates for Director and makes recommendations to the Board of Directors. In its deliberations, the Nominating and Governance Committee considers the skills represented among the existing Board members and identifies any particular qualifications that might be sought in new Directors for the purpose of augmenting the skills and experience represented on the Board, all in the context of the perceived needs of the Board at that time.

In addition, the Nominating and Governance Committee will consider nominations submitted by shareholders. Any shareholder wishing to make such a nomination should submit it to the Secretary of the Corporation. Notice of intention to make any nominations, other than by the Board of Directors, must be made in writing and must be received by the Secretary of the Corporation no less than twenty (20) days prior to any meeting of shareholders called for the election of Directors. Such notification should contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee; and (d) the number of shares of common stock of the Corporation owned by the notifying shareholder. The Nominating and Governance Committee will evaluate shareholder nominees for the Board in the same manner as nominees proposed by management.

Shareholders, and other interested parties, may communicate with the Board of Directors by sending such communications to the attention of Robert G. Sheridan, Secretary, who will forward all such communications to the Board of Directors.

AUDIT COMMITTEE

The Audit Committee consists of four Directors who are not employees of The Canandaigua National Bank and Trust Company and who are appointed annually by the Board of Directors. Members of the Committee are:

Patricia A. Boland	Caroline C. Shipley	Stephen D. Hamlin	Thomas S. Richards

The Audit Committee met five times during 2006 to supervise external audit, internal audit, and compliance activities of the Bank. The function of the Committee is to make or cause to be made suitable examinations every year and to ensure that the Bank's activities are being conducted in accordance with the law and the banking rules and regulations established by the Comptroller of the Currency, other regulatory and supervisory authorities, and in conformance with established policy. The Committee works directly with the internal auditor to review audit plans, staffing, and the results of individual audits. At least annually, the Committee meets in executive session independently with both the internal and external auditors. In addition, the Audit Committee retains the services of a reputable independent registered public accounting firm. The Committee receives and reviews the reports of the independent registered public accounting firm and presents them to the Board of Directors with comments and recommendations. At least once during each twelve-month period, this Committee makes audits of the Trust Department or causes audits to be made and ascertains whether an adequate review of the assets in each trust has been made.

REPORT OF THE AUDIT COMMITTEE

Following is the report of the Audit Committee with respect to the Corporation's audited financial statements for the fiscal year ended December 31, 2006.

The purpose of the Audit Committee is to assist the Board in its general oversight of the Corporation's financial reporting, internal controls and audit functions. The Audit Committee Charter, which is available for review on the Corporation's website at www.cnbank.com, describes in greater detail the full responsibilities of the Committee. The Audit Committee is comprised solely of independent directors as defined by applicable SEC rules. The Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG LLP, the Corporation's independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of the Corporation's financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. KPMG LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, as well as expressing an opinion on: (i) management's assessment of the effectiveness of internal control over financial reporting, and (ii) the effectiveness of internal control over financial reporting. In connection with the preparation of the consolidated financial statements for fiscal

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year 2006, management provided the Committee with, and the Committee reviewed, a report on the effectiveness of the Corporation's internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Committee also reviewed the report of management contained in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC, as well as KPMG LLP's Report of Independent Registered Public Accounting Firm included in the Corporation's Annual Report on Form 10-K related to its audit of: (i) the consolidated financial statements, (ii) management's assessment of the effectiveness of internal controls over financial reporting, and (iii) the effectiveness of internal controls over financial reporting. The Committee continues to oversee the Corporation's efforts related to its internal control over financial reporting. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and PCAOB Auditing Standard No. 2, "An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements." In addition, KPMG LLP has provided the Audit Committee with the written disclosures required by the Independence Standards Board Standard No. 1, as amended, "Independence Discussions with Audit Committees," and the Audit Committee has discussed with KPMG LLP their firm's independence. Based on their review of the consolidated financial statements and discussions with and representations from management and KPMG LLP referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for fiscal year 2006, for filing with the Securities and Exchange Commission.

The Corporation appointed KPMG LLP as auditors for the fiscal years ending December 31, 2006, and December 31, 2005.  All services provided by the external auditor are pre-approved by the Audit Committee. The Chair of the Audit Committee may approve engagement of services that arise between Audit Committee meetings. External auditors are prohibited from providing the following non-audit services: bookkeeping; financial information systems design and implementation; appraisal or valuation; actuarial services; internal audit outsourcing; management functions or human resources; broker dealer, investment advisor or investment banking; legal or expert services unrelated to the audit; any other service determined by the Board to be impermissible. The lead external audit partner and the SEC reviewing partner are required to rotate off the engagement after five years and must stay off the engagement for five years. Other partners (non-lead, tax or other specialist partners) must rotate after seven years and must stay off the engagement for two years. The Audit Committee evaluates the partners on the account to ensure they meet the rotation requirement annually.

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Corporation's annual financial statements for 2006 and 2005, and fees billed for other services rendered by KPMG LLP:

	2006	2005

Financial Statement Audit:	$233,000	$295,000	(2)

All other fees:
Audit related fees	$-0-	$13,000	(1)

Other non-audit fees - income tax compliance	$26,800	$25,000
- other tax services	$4,130	$-0-

(1)Audit related fees consist of audits of financial statements of employee benefit plans and regulatory compliance audits.
(2)Includes $75,000 for fees related to the 2004 audit.

Audit Committee Financial Expert   The Corporation's Board of Directors does not have a "financial expert" serving on its Audit Committee. It is the opinion of the Board of Directors that the cumulative experience of the directors serving on the Audit Committee is adequate to provide appropriate oversight of the audit functions.

COMPENSATION COMMITTEE

The Compensation Committee consists of five Directors who are not employees of The Canandaigua National Bank and Trust Company and who are appointed by the Board of Directors each year. The Chief Executive Officer is a non-voting, ex-officio member of the Committee. The Compensation Committee has a Charter. A current copy of the Charter of the Compensation Committee is available for review on the Corporation's website at www.cnbank.com.

The Compensation Committee met eight times during 2006 to perform annual reviews of executive officers' performance. Based on the Committee's reviews, recommendations on executive officers' titles and salaries for the upcoming year are made to the Board of Directors for approval.

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COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee is responsible for determining and recommending to the full Board the compensation of the Corporation's executive officers, including the executive officers identified in the Summary Compensation Tables and other tables on the following pages of this Proxy Statement. Through its work, the Compensation Committee endeavors to maintain executive compensation that is fair, reasonable, and consistent with the Corporation's size and the compensation practices of the financial services industry. The goal of the Committee is to attract, develop and retain high caliber executives who are capable of optimizing the Corporation's performance for the benefit of its shareholders while maintaining the philosophy of Community Banking. The Chief Executive Officer, Chief Financial Officer, and Director of Human Resources each provide information and analysis to the Compensation Committee that is used in determining compensation of the executive officers.

The Committee's considerations consists of, but are not limited to, analysis of the following factors: financial performance of the Corporation, including return on equity, return on assets, growth of the Corporation, and management of assets, liabilities, capital, and risk. In addition, the Compensation Committee conducts a comparison study of the Bank's executive compensation with the executive compensation for comparable positions in similar financial services companies within the Bank's peer group. The Bank's peer group is generally financial institutions having assets between $1Billion and $3Billion with trust departments. Compensation Surveys produced by L. R. Weber Associates, Inc., and Mercer Human Resource Consulting, Inc., for financial institutions located in New York State, the Mid-Atlantic region, for all U. S. financial institutions, and for the group of financial institutions having less than $5Billion in Assets are used as reference material in evaluating the compensation of the Named Executive Officers. In 2005, the Committee engaged the services of L. R. Webber and Associates, Inc., a consultant specializing in financial industry executive compensation, to review the compensation of the executive officers of the Bank and make recommendations to the Compensation Committee. In formulating total compensation, the Committee also considers intangible factors such as: the scope of responsibility of the executive; leadership within the Corporation, the community, and the financial services industry; and, whether the Corporation, under the executive's leadership, has been able to serve worthwhile public purposes while enhancing shareholder value. All of these factors are considered in the context of the market for the Corporation's products and services, and the complexity and difficulty of managing business risks in the prevailing economic conditions and regulatory environment. The analysis is conducted with respect to each of the Named Executive Officers including the Chief Executive Officer. Details regarding the compensation of each of the Named Executive Officers are set forth in the Tables that follow this report.

There are no employment contracts, termination of employment agreements, or change in control agreements with the executive officers. Executive officers are required to return cash and equity incentive awards if the relevant performance targets upon which the awards are based are ever restated or otherwise adjusted in a manner that would reduce the size of the award.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Corporation's Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on the Committee's review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, for filing with the SEC.

The foregoing report on executive compensation for 2006 is provided by the following directors, who constitute the Officers' Compensation Committee:

THE COMPENSATION COMMITTEE

Daniel P. Fuller	Alan J. Stone	James S. Fralick
Richard P. Miller, Jr.	Caroline C. Shipley	George W. Hamlin, IV (non-voting)

Compensation Committee Interlocks and Insider Participation in Compensation Decisions.

George W. Hamlin, IV, President and CEO of the Corporation and the Bank, served as a non-voting member of the Compensation Committee during 2006. The non-employee director members of the Compensation Committee meet in executive session, outside the presence of management, to consider and decide upon the compensation of the CEO and other officers.

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Summary Compensation Table
Name	Year	Salary ($)	Bonus ($)	Option Appreciation Awards ($) (1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
George W. Hamlin, IV	2006	$325,983	$101,173	$5,547	$26,121	$41,052	$499,876
Lawrence A. Heilbronner	2006	$171,392	$25,861	($28,495)	$705	$24,547	$194,010
Gregory S. MacKay	2006	$135,474	$15,005	$ -	$67	$28,564	$179,110
Robert G. Sheridan	2006	$182,722	$48,920	($9,022)	$4,564	$32,889	$260,073
Steven H. Swartout	2006	$149,968	$20,807	($24,180)	$680	$25,610	$172,885

(1) Represents the fair value of stock option and stock incentive award expenses accrued during the year. Negative dollar amounts reflect the net reduction in fair value of the underlying awards during the year associated with the reduction in the market value of the Company's stock during the year.

	All Other Compensation Detail
Name	Defined Contribution Profit Sharing & (401(k)) Plan	Employee Stock Ownership Plan	Life Insurance	Other
George W. Hamlin, IV	$ 29,281	$ 2,234	$ 9,537	$ -
Lawrence A. Heilbronner	$ 18,945	$ 1,383	$ 1,250	$2,969
Gregory S. MacKay	$ 20,850	$ 1,360	$ 4,156	$2,198
Robert G. Sheridan	$ 25,628	$ 1,762	$ 3,447	$2,052
Steven H. Swartout	$ 18,384	$ 1,338	$ 2,919	$2,969

Base Salary and Cash Bonus: The Base Salary of each of the Named Executive Officers is increased each year by an amount approximating the rate of inflation (CPI-W) for the prior year. Each of the Named Executive Officers has a score card established by management and approved by the Compensation Committee containing individual objectives for the year that forms the basis for the calculation of a potential performance bonus. The numerical score received by each Named Executive Officer for accomplishment of the specific objectives, as reviewed and approved by the Compensation Committee, is multiplied by the Return on Assets for the Bank for the year with the resulting percentage being used to calculate the bonus. The target performance goal is increased by 2% in each year with a maximum increase to 50% so that the Named Executive Officers with the longest tenure will have approximately 1/3 of annual compensation determined by reference to achievement of specific goals set annually by management and approved by the Board of Directors. Cash Bonus, if paid, is paid 90% within the first month of the fiscal year and the remaining 10% upon finalization of the audited financial statements of the Corporation.

Defined Contribution Plan: The Bank maintains a Defined Contribution Profit Sharing Plan with a cash or deferred compensation (401(k)) plan covering all employees of the Bank who meet the one-year service eligibility requirement of the plan.

Employee Stock Ownership Plan (ESOP): The Bank maintains an Employee Stock Ownership Plan covering all employees of the Bank.
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Incentive Compensation Awards: The Corporation has a non-qualified incentive stock option plan (1989 Incentive Stock Option Plan) in which five of the Named Executive Officers participate. Awards of Stock Appreciation Rights ("SARs") and Phantom Stock Awards ("PSAs") are calculated based on a table using Return on Beginning Equity. PSAs are exercisable at the latter of 55 years of age or 15 years of tenure and represent approximately 40% of the annual award of this form of compensation. SARs are exercisable after five years and represent approximately 60% of this form of compensation.

Grants of Plan-Based Awards (1)

Name	Grant Date	Estimated Future Award Payout-PSA related (#)	Estimated Future Award Payout-SAR related (#)	Exercise on Base Price of Awards ($)	Full Grant Date Fair Value of Awards
George W. Hamlin, IV	1/1/2006	368	245	$360.28	$ 35,921
Lawrence A. Heilbronner	1/1/2006	221	147	$360.28	$ 21,552
Gregory S. MacKay	n/a	-	-	n/a	n/a
Robert G. Sheridan	1/1/2006	221	147	$360.28	$ 21,552
Steven H. Swartout	1/1/2006	221	147	$360.28	$ 21,552

(1) Represents awards granted under the Company's Incentive Stock Plan.

For additional information regarding awards under the Corporation's incentive compensation plans, see note 14 "Stock-Based Compensation Plans" to the Consolidated Financial Statements in the 2006 Annual Report.

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Outstanding Equity Awards at Fiscal Year-End
	Stock - Option Awards				Stock Appreciation Awards (1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date (2)	Number of Securities Underlying Unexercised Stock Awards (#) Exercisable	Number of Securities Underlying Unexercised Stock Awards (#) Unexercisable	Stock Award Exercise Price ($)	Stock Award Expiration Date (2)
George W.	-	-	-	-	314	-	$ 0.00	n/a
Hamlin, IV	-	-	-	-	-	117	$ 111.94	n/a
	3,784	-	$ 120.17	n/a	-	-	-	-
	-	-	-	-	-	197	$129.02	n/a
	1,113	-	$ 145.83	n/a	-	-	-	-
	1,794	-	$ 150.28	n/a	-	-	-	-
	1,728	-	$ 157.64	n/a	-	-	-	-
	1,062	708	$ 171.88	n/a	-	-	-	-
	757	504	$ 293.85	n/a	-	-	-	-
	-	-	-	-	368	245	$360.28	n/a

Lawrence A. A.	-	-	-	-	-	94	$ 0.00	4/13/2030
Heilbronner	-	-	-	-	-	35	$ 111.94	4/13/2030
	204	-	$ 120.17	4/13/2030	-	-	-	-
	-	-	-	-	-	59	$129.02	4/13/2030
	207	312	$ 157.64	4/13/2030	-	-	-	-
	-	531	$ 171.88	4/13/2030	-	-	-	-
	-	379	$ 293.85	4/13/2030	-	-	-	-
	-	-	-	-	-	368	$360.28	4/13/2030

Gregory S.	669	-	$ 145.83	8/3/2014	-	-	-	-
MacKay	1,077	-	$ 150.28	8/3/2014	-	-	-	-

Robert G.	-	-	-	-	188	-	$ 0.00	9/11/2013
Sheridan	-	-	-	-	-	70	$ 111.94	9/11/2013
	394	-	$ 120.17	9/11/2013	-	-	-	-
	-	-	-	-	-	118	$129.02	9/11/2013
	669	-	$ 145.83	9/11/2013	-	-	-	-
	1,077	-	$ 150.28	9/11/2013	-	-	-	-
	1,035	-	$ 157.64	9/11/2013	-	-	-	-
	637	425	$ 171.88	9/11/2013	-	-	-	-
	455	303	$ 293.85	9/11/2013	-	-	-	-
	-	-	-	-	221	147	$360.28	9/11/2013

Steven H.	-	-	-	-	-	94	$ 0.00	10/17/2023
Swartout	-	-	-	-	-	35	$ 111.94	10/17/2023
	-	-	-	-	-	59	$129.02	10/17/2023
	207	312	$ 157.64	10/17/2023	-	-	-	-
	-	531	$ 171.88	10/17/2023	-	-	-	-
	-	379	$ 293.85	10/17/2023	-	-	-	-
	-	-	-	-	-	368	$360.28	10/17/2023

(1) Represents Phantom Stock Awards (PSA) and Stock Appreciation Rights (SAR) granted under the Company's Incentive Stock Plan.

(2) These awards have no stated expiration date. The date presented is the holder's 65th birthday, assumed to be normal retirement date, except in the case of Mr. Hamlin who has passed his 65th birthday.

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Stock Option Exercises and Stock Options Vested

	Stock Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
George W. Hamlin, IV	-	-
Lawrence A. Heilbronner	-	-
Gregory S. MacKay	779	$180,579
Robert G. Sheridan	420	$97,759
Steven H. Swartout	-	-

Incentive Stock Award (PSA and SAR) Exercises and Incentive Stock Awards Vested
	Incentive Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
George W. Hamlin, IV	None	None	368	$ -
Lawrence A. Heilbronner	None	None	None	None
Gregory S. MacKay	None	None	None	None
Robert G. Sheridan	None	None	221	$ -
Steven H. Swartout	None	None	None	None

(1) Value realized upon vesting is calculated using the market value of the Company's common stock on the date the awards vested. Since none of these awards vested during the year were exercised, the named executive officer has elected to defer this value until a future exercise date.

Supplemental Executive Retirement Plans: Determination of the annual allocation of employer contribution to the Bank's Defined Contribution Retirement Plan is based primarily on base salary of the individual plan participants. Because the Named Executive Officers do not receive contributions to their profit sharing accounts at the same rate as they would if they were not restricted to base salary increases approximating the rate of inflation (CPI-W) for the prior year, or capped by the Internal Revenue Code, a Supplemental Executive Retirement Plan is provided.

SERP 1 is an unfunded, nonqualified, deferred compensation plan that accrues to the participant an amount equal to what would have been payable as an annual profit sharing contribution based on salary and years of service if it were not for the cap imposed by IRC 415(c)(1)(A). Accrued amounts are then credited with earnings credit over time based on the performance of the company's profit sharing plan.

SERP 2 is an unfunded, nonqualified, deferred compensation plan that accrues to the participants an amount equal to the difference between the annual management base salary increase cap percentage and the increase percentage the participant would have received based upon the annual performance appraisal at the participant's grade and quintile. Accrued amounts are then credited with earnings credit over time based on the performance of the company's profit sharing plan.

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Nonqualified Deferred Compensation
Name	Executive Contributions in 2006 ($)	Registrant Contributions in 2006 ($)	Aggregate Earnings in 2006 ($)	Aggregate Withdrawals/ Distributions during 2006 ($)	Aggregate Balance at December 31, 2006 ($)
		(a)	(b)
George W. Hamlin, IV	None	$ 19,731	$ 6,389	None	$ 265,891
Lawrence A. Heilbronner	None	$ 636	$ 68	None	$ 1,027
Gregory S. MacKay	None	$ -	$ 67	None	$ 4,564
Robert G. Sheridan	None	$ 3,903	$ 662	None	$ 22,728
Steven H. Swartout	None	$ 614	$ 66	None	$ 991

These plans are non-contributory by the executive and are unfunded by the Company. Amounts included in columns (a) and (b) in the table above, represent accruals for the year, and are included in the column titled "Change in Pension Value and Nonqualified Deferred Compensation Earnings" in the Summary Compensation Table.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors selected KPMG LLP as independent certified public accountants of Canandaigua National Corporation for the year ended December 31, 2006. Representatives of KPMG LLP are expected to be present at the Annual Meeting and to be available to respond to appropriate questions. They will be given the opportunity to make a statement if they so desire.

SHAREHOLDER PROPOSALS

To be considered for inclusion in the Corporation's Proxy Statement and form of Proxy relating to the 2008 Annual Meeting of Shareholders, which is anticipated to be held on March 12, 2008, a Shareholder proposal must be received by the Secretary at the address set forth on the first page of this Proxy Statement not later than October 19, 2007. Shareholders intending to submit proposals to be included in the Corporation's Proxy Statement must comply with the provisions of SEC Rule 14a-8. Proposals so presented may be excluded from the proxy solicitation materials if they fail to meet the criteria established under the Exchange Act.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the 2007 Annual Meeting of Shareholders. However, if other matters should come before the meeting, it is the intention of each person named in the Proxy to vote it in accordance with his or her judgment on such matters.

To the extent permitted under the rules of the Securities and Exchange Commission, the information presented in this Proxy Statement under the captions "Report of the Audit Committee and Compensation Committee Report " shall not be deemed to be "soliciting material," shall not be deemed filed with the Commission, and shall not be incorporated by reference in any filing by the Corporation under the Securities Act of 1933, or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

By Order of the Board of Directors

/s/Robert G. Sheridan
Robert G. Sheridan
Secretary
February 7, 2007

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